DEAN HELLER
     Secretary of State
     204 North Carson Street Suite 1
     Carson City, Nevada 89701-4299
     (775) 684 5708
     Website: secretaryofstate.biz


          Certificate of Amendment
     (PURSUANT TO NRS 78.385 and 78.390)



                                             ABOVE SPACE IS FOR OFFICE USE ONLY

     CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT
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                                  CORPORATIONS
                                  ------------

          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation:
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International Development Corp.

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2. The articles have been amended as follows (provide article numbers, if available):
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1. Name. The name of the Company is Global Wataire, Inc.

2. Authorized Stock. The total number of shares of stock which the Company shall have authority to issue is 900,000,000, consisting of 800,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 100,000,000 shares of preferred stock, par value S0.001 per share (the "Preferred Stock").

3. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of the Preferred Stock in series and, by filing a certificate pursuant to the applicable section of the NRS (the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(Continuation Attached)
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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of
incorporation have voted in favor of the amendment is:   513,00,000
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4. Effective date of filing (optional):     4/14/06
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                 (MUST NOT BE LATER THEN 90 DAYS AFTER THE CERTIFICATE IS FILED)

5. Officer Signature (required):  /s/  Betty-Ann Harland
                                  ----------------------------------------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof,

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied                Nevada Secretary of State AM 78.385
by appropriate fees.                              Amend 2003 Revised on 09/29/05

(Continued)

          (a) The designation of the series, which may be by distinguishing number, letter or title.

          (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

          (c) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

          (d)     The dates at which dividends, if any, shall be payable.

          (e) The redemption rights and price or prices, if any, for shares of the series.

          (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

          (g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

          (h) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

          (i) Restrictions on the issuance of shares of the same series or of any other class or series.

          (j) The voting rights, if any, of the holders of shares of the series.

          (k) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

     2.     Common Stock. The Common Stock shall be subject to the express terms
            ------------
of the Preferred Stock and any series thereof. Each share of the Common Stock shall be equal to each other share of the Common Stock. The holders of shares of the Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders. The Common Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of the Common Stock in series and, by filing a certificate pursuant to the applicable section of the NRS (the "Common Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a) The designation of the series, which may be by distinguishing number, letter or title.

          (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Common Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

                                      -1-

Amendment to Articles of Incorporation re change of name and class of common stock v2.doc

          (c) Restrictions on the issuance of shares of the same series or of any other class or series.

          (d) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

     3.     Voting Rights.  Except  as may be  provided  in  these  Articles  of
            -------------
Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of the Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any stockholder to cumulate his votes in any election of directors.

     4.     Denial of Preemptive Rights.   No  stockholder of the Company shall,
            ---------------------------
by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Company, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.


                                      -2-

Amendment to Articles of Incorporation re change of name and class of common stock v2.doc